Exhibit 99
OM GROUP REPORTS THIRD-QUARTER REVENUE AND EARNINGS GROWTH
- Net income climbs to $24.2 million from $11.4 million last year -
- Income from continuing operations improves to $0.76 per share -
CLEVELAND — November 4, 2010 — OM Group, Inc. (NYSE: OMG) today announced financial results for the third quarter ended September 30, 2010.
Net sales increased 26 percent to $297.2 million on a year-over-year comparison, due to the Battery Technologies acquisition, higher selling prices, mix and cobalt volume in Advanced Materials and volume growth in Specialty Chemicals. Net income was $24.2 million, or $0.79 per diluted share, compared with $11.4 million, or $0.38 per diluted share, during the third quarter of 2009. Income from continuing operations was $0.76 per diluted share compared with $0.32 per diluted share last year.
“Our third-quarter results demonstrate the positive organic growth in both sales and earnings we can harness from favorable end market trends,” said Joseph M. Scaminace, chairman and chief executive officer. “This organic growth, combined with the solid financial contributions of our acquired Battery Technologies business and our ability to continue to control costs has allowed us to continue to generate profitable growth for our shareholders. Furthermore, by maintaining our balance sheet strength, we ensure we have the financial flexibility needed to fund our strategic expansion and enhance our long-term value creation.”
Gross profit and operating profit grew 74 percent and 243 percent, respectively. Improvement was driven by positive price and mix and cobalt volumes in Advanced Materials, volume growth in Specialty Chemicals, the acquisition in Battery Technologies and lower restructuring expense in Specialty Chemicals. Partially offsetting these were lower price and mix in Specialty Chemicals and higher manufacturing and distribution expense in Advanced Materials. As a percent of sales, gross profit and operating profit improved to 25.0 percent and 11.7 percent, respectively.
Selling, general and administrative expenses were up 23 percent, but lower as a percent of sales, compared with the same period in 2009 due to the Battery Technologies acquisition and an increase related to performance-based employee incentive compensation.
During the third quarter, cash provided by operating activities was $65.8 million compared with $36.9 million last year, and total debt was reduced by $20 million to $120 million. Cash balance at the end of the quarter was $446.8 million.
BUSINESS SEGMENT RESULTS (all comparisons with the third quarter of 2009)
Advanced Materials
•	Net sales were $148.5 million, up 17 percent

•	Excluding metal resale and by-product sales, product volumes were flat as growth in powder metallurgy, ceramics and chemicals was offset by slight decreases in battery materials

•	Operating profit was $28.3 million (19.1 percent of sales), up 77 percent

•	Average quarterly reference price of low grade cobalt was $18.10 per pound, up from $17.30
Specialty Chemicals
•	Net sales were $113.3 million, up 4 percent

•	Demand was higher in electronic technologies end markets while volumes fell in Advanced Organics due to the closure of the Manchester, England facility

•	Operating profit was $12.4 million (10.9 percent of sales), up $10.7 million due mostly to higher restructuring expense in 2009
Battery Technologies
•	Net sales were $35.7 million

•	Operating profit was $3.1 million

•	Note: This segment is comprised of EaglePicher Technologies, which was acquired on January 29, 2010. Comparison to previous year not provided.
OUTLOOK
“We have seen growth across nearly all our end markets through the first nine months of 2010 as we have benefitted from the global economic recovery,” commented Scaminace. “Although we anticipate markets will follow typical seasonal trends during the fourth quarter, we expect continued growth across our portfolio of businesses in 2011. This is based on our view that long-term demand trends are favorable across the end markets we serve, particularly within our growth platforms of portable power and electronic chemicals. We also expect to benefit from organic growth from market share gains and new product introductions.”
In the near term, Scaminace noted that Advanced Materials volumes should be flat in the fourth quarter compared with the third quarter as growth in battery materials will be offset by seasonal softness in powder metallurgy, chemicals and ceramics. Specialty Chemicals is expected to be down in the fourth quarter with seasonal declines in the electronic technologies and Advanced Organics markets. Battery Technologies is seeing stable demand from its principal markets, with some decline in the fourth quarter due to timing of deliveries.
“I remain extremely confident in OM Group’s ability to achieve the long-term strategic vision we have articulated,” Scaminace concluded. “We are growing within sectors that are not reliant upon volatile metal prices. We have reduced our cost structure, including restructuring our Advanced Organics business. And our recent acquisitions are performing well. Coupled with our strong and flexible balance sheet, we continue to make progress toward our objective to create meaningful market value for our customers, employees and shareholders.”
For purposes of this release, discussions related to income (loss) from continuing operations or net income (loss) pertain to amounts attributable to OM Group, Inc. common shareholders.
PRESENTATION OF NON-GAAP FINANCIAL INFORMATION
The Company is including certain non-GAAP financial measures, including Income (loss) from continuing operations attributable to OM Group, Inc. and Earnings per share common share — assuming dilution, both as adjusted for special items. “Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items” is a non-GAAP measure used in this release. It is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. The Company believes that the non-GAAP financial measure facilitates a comparative assessment of the Company’s operating performance and will enhance investors’ understanding of the performance of the Company’s operations during 2010 and of the comparability of the 2010 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.
WEBCAST INFORMATION
OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management’s presentation materials will be available on OMG’s website at the time of the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Presentations” page of the company’s website three hours after the call.
ABOUT OM GROUP, INC.
OM Group, Inc. is a leading global solutions provider of specialty chemicals, advanced materials, electrochemical energy storage and unique technologies crucial to enabling our customers to meet increasingly stringent market and application requirements. The company serves a wide variety of sectors, including rechargeable batteries, electronic devices, cutting tools, petrochemical catalysts, electronics manufacturing, industrial coatings, defense, aerospace, and medical devices. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s Web site at http://www.omgi.com.
# # #
For more information, contact: Troy Dewar, director, investor relations, at +1-216-263-7765.
FORWARD-LOOKING STATEMENTS
The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the potential impact that global economic and financial market crisis may have on our business and operations, including future goodwill impairments; the direction and pace of our strategic transformation, including identification of and the ability to finance potential acquisitions; the operation of our critical business facilities without interruption; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of cobalt or the selling prices of the Company’s finished products; the availability of competitively priced supplies of raw materials, particularly cobalt; the demand for metal-based specialty chemicals and products in the Company’s markets; the impact of environmental regulations on our operating facilities and the impact of new or changes to current environmental, health and safety laws on our products and their use by our customers; the effect of fluctuations in currency exchange rates on the Company’s international operations; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the effect of changes in domestic or international tax laws; and the general level of global economic activity and demand for the Company’s products.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	September 30,	December 31,
(In thousands)	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$446,756	$355,383
Accounts receivable, less allowances	158,877	123,641
Inventories	284,163	287,096
Refundable and prepaid income taxes	48,154	44,474
Other current assets	44,879	32,394

Total current assets	982,829	842,988

Property, plant and equipment, net	256,260	227,115
Goodwill	301,874	234,189
Intangible assets	153,866	79,229
Notes receivable from joint venture partner, less allowance	13,915	13,915
Other non-current assets	52,875	46,700

Total assets	$1,761,619	$1,444,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$30,000	$—
Accounts payable	175,585	139,173
Accrued income taxes	17,946	7,522
Accrued employee costs	31,257	18,168
Other current liabilities	44,798	24,099

Total current liabilities	299,586	188,962

Long-term debt	90,000	—
Deferred income taxes	32,504	27,453
Uncertain tax positions	14,961	15,733
Pension liability	55,160	15,799
Other non-current liabilities	24,808	20,057

EQUITY:
Total OM Group, Inc. stockholders’ equity	1,204,935	1,131,305
Noncontrolling interest	39,665	44,827

Total equity	1,244,600	1,176,132

Total liabilities and equity	$1,761,619	$1,444,136

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2010	2009	2010	2009
Net sales	$297,222	$235,239	$903,518	$630,297
Cost of products sold (excluding restructuring charges)	221,835	181,183	687,512	515,192
Restructuring charges	1,106	11,377	1,913	11,377

Gross profit	74,281	42,679	214,093	103,728
Selling, general and administrative expenses	39,473	32,103	116,901	100,542
Goodwill impairment, net	—	(125)	—	37,504
Restructuring charges (reversals)	(37)	551	141	551
Gain on termination of retiree medical plan	—	—		(4,693)

Operating profit (loss)	34,845	10,150	97,051	(30,176)
Other income (expense):
Interest expense	(1,481)	(76)	(3,794)	(608)
Interest income	255	193	641	726
Foreign exchange gain (loss)	(688)	(215)	(8,088)	650
Other expense, net	183	(25)	(210)	(235)

	(1,731)	(123)	(11,451)	533

Income (loss) from continuing operations before income tax expense	33,114	10,027	85,600	(29,643)
Income tax expense	(9,159)	(921)	(31,791)	(6,650)

Income (loss) from continuing operations, net of tax	23,955	9,106	53,809	(36,293)
Income from discontinued operations, net of tax	1,003	1,846	622	1,785

Consolidated net income (loss)	24,958	10,952	54,431	(34,508)
Net (income) loss attributable to the noncontrolling interest	(757)	473	5,159	2,325

Net income (loss) attributable to OM Group, Inc.	$24,201	$11,425	$59,590	$(32,183)

Earnings per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$0.76	$0.32	$1.94	$(1.12)
Income from discontinued operations attributable to OM Group, Inc. common shareholders	0.03	0.06	0.02	0.06

Net income (loss) attributable to OM Group, Inc. common shareholders	$0.79	$0.38	$1.96	$(1.06)

Earnings per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$0.76	$0.32	$1.93	$(1.12)
Income from discontinued operations attributable to OM Group, Inc. common shareholders	0.03	0.06	0.02	0.06

Net income (loss) attributable to OM Group, Inc. common shareholders	$0.79	$0.38	$1.95	$(1.06)

Weighted average shares outstanding — basic	30,474	30,265	30,417	30,236
Weighted average shares outstanding — assuming dilution	30,560	30,436	30,535	30,236

Amounts attributable to OM Group, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$23,198	$9,579	$58,968	$(33,968)
Income from discontinued operations, net of tax	1,003	1,846	622	1,785

Net income (loss)	$24,201	$11,425	$59,590	$(32,183)

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2010	2009	2010	2009
Operating activities
Consolidated net income (loss)	$24,958	$10,952	$54,431	$(34,508)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Income from discontinued operations	(1,003)	(1,846)	(622)	(1,785)
Depreciation and amortization	13,340	14,355	40,186	41,110
Share-based compensation expense	1,372	1,458	4,151	4,586
Tax deficiency (excess tax benefit) on exercise/vesting of share awards	—	2	(93)	424
Foreign exchange (gain) loss	688	215	8,088	(650)
Goodwill impairment charges, net	—	(125)	—	37,504
Restructuring charges	1,069	11,928	2,054	11,928
Gain on termination of retiree medical plan	—	—	—	(4,693)
Other non-cash items	(3,416)	(1,146)	576	5,051
Changes in operating assets and liabilities, excluding the effect of business acquisitions
Accounts receivable	9,090	(14,386)	(22,654)	4,183
Inventories	(17,755)	3,388	30,393	40,804
Accounts payable	26,183	17,528	30,127	11,111
Other, net	11,274	(5,401)	15,037	(10,509)

Net cash provided by operating activities	65,800	36,922	161,674	104,556

Investing activities
Expenditures for property, plant and equipment	(5,201)	(6,765)	(16,003)	(22,128)
Acquisitions	—	—	(171,979)	—
Other, net	(427)	(60)	(777)	(2,451)

Net cash used for investing activities	(5,628)	(6,825)	(188,759)	(24,579)

Financing activities
Payments of long-term debt and revolving line of credit	(20,000)	—	(125,000)	(26,141)
Proceeds from the revolving line of credit	—	—	245,000	—
Debt issuance costs	—	—	(2,596)	—
(Tax deficiency) excess tax benefit on exercise/vesting of share awards	—	(2)	93	(424)
Proceeds from exercise of stock options	—	11	3,802	11
Payment related to surrendered shares	—	(11)	(1,209)	(535)

Net cash provided by (used for) financing activities	(20,000)	(2)	120,090	(27,089)

Effect of exchange rate changes on cash	5,183	2,106	(1,599)	2,801

Cash and cash equivalents
Increase in cash and cash equivalents from continuing operations	45,355	32,201	91,406	55,689
Discontinued operations — net cash used for operating activities	(35)	—	(33)	—
Balance at the beginning of the period	401,436	268,273	355,383	244,785

Balance at the end of the period	$446,756	$300,474	$446,756	$300,474

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2010	2009	2010	2009
Net Sales
Advanced Materials	$148,455	$126,668	$468,685	$339,650
Specialty Chemicals	113,337	109,400	352,786	292,664
Battery Technologies (a)	35,720	—	82,723	—
Intersegment items	(290)	(829)	(676)	(2,017)

	$297,222	$235,239	$903,518	$630,297

Operating profit (loss)
Advanced Materials	$28,332	$15,984	$74,925	$27,386
Specialty Chemicals (b) (c)	12,409	1,710	47,961	(38,097)
Battery Technologies (a)	3,068	—	1,974	—
Corporate (d)	(8,964)	(7,544)	(27,809)	(19,465)

	$34,845	$10,150	$97,051	$(30,176)

(a)	includes activity since the acquisition of EaglePicher Technologies on January 29, 2010.

(b)	includes a $37.5 million non-cash goodwill impairment charge in the nine months ended September 30, 2009

(c)	includes a $1.1 million and $2.1 million restructuring charge in the three and nine months ended September 30, 2010, respectively, and an $11.9 million restructuring charge in the three and nine months ended September 30, 2009.

(d)	includes $2.2 million of fees related to the EaglePicher Technologies acquisition in the nine months ended September 30, 2010 and a $4.7 million gain on the termination of the Company’s retiree medical plan in the nine months ended September 30, 2009.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Volumes
Advanced Materials
Product sales volume — metric tons*	3,672	3,682	10,778	9,803
Other Volume (cobalt metal resale and by-product sales)	2,422	3,353	8,307	10,581
Cobalt refining volume — metric tons	2,578	2,429	6,851	6,618
*excludes cobalt metal resale and by-product sales.

Specialty Chemicals
Advanced Organics sales volume — metric tons	5,293	5,897	17,423	16,784
Electronic Chemicals sales volume — gallons (thousands)	2,716	2,387	8,330	6,274
Ultra Pure Chemicals sales volume — gallons (thousands)	1,500	1,205	4,325	3,334
Photomasks — number of masks	7,751	6,645	22,201	20,076

OM Group, Inc. and Subsidiaries
Non-GAAP Financial Measure

	Three months ended		Three months ended
	September 30, 2010		September 30, 2009
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income attributable to OM Group, Inc. — as reported	$24,201	$0.79	$11,425	$0.38

Less:
Income (loss) from discontinued operations, net of tax	1,003	0.03	1,846	0.06

Income from continuing operations attributable to OM Group, Inc. — as reported	$23,198	$0.76	$9,579	$0.32

Special items — income (expense):
Discrete tax items — OMG portion	329	0.01	1,680	0.06
EaglePicher — deferred revenue (sales) valuation, net of tax	(138)	—	—	—
Restructuring charges, net of tax	(1,069)	(0.04)	(10,028)	(0.33)
Goodwill impairment charge	—	—	125	—

Income from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$24,076	$0.79	$17,802	$0.58

Weighted average shares outstanding — diluted		30,560		30,436

	Nine months ended		Nine months ended
	September 30, 2010		September 30, 2009
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to OM Group, Inc. — as reported	$59,590	$1.95	$(32,183)	$(1.06)

Less:
Income (loss) from discontinued operations, net of tax	622	0.02	1,785	$0.06

Income (loss) from continuing operations attributable to OM Group, Inc. — as reported	$58,968	$1.93	$(33,968)	$(1.12)

Special items — income (expense):
Discrete tax items — OMG portion	(2,105)	(0.07)	(1,679)	(0.06)
EaglePicher — inventory (COGS) and deferred revenue (sales) valuation, net of tax	(2,748)	(0.09)	—	—
Restructuring charges, net of tax	(1,956)	(0.06)	(10,028)	(0.33)
Goodwill impairment charge	—	—	(37,504)	(1.24)
Intangible asset impairment charge	—	—	(1,229)	(0.04)
Gain on termination of retiree medical plan	—	—	4,693	0.16

Income from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$65,777	$2.15	$11,779	$0.39

Weighted average shares outstanding — diluted		30,535		30,364
Presentation of Non-GAAP Financial Information
The Company is including certain non-GAAP financial measures, including Income (loss) from continuing operations attributable to OM Group, Inc. and Earnings per share common share — assuming dilution, both as adjusted for special items. “Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items” is a non-GAAP financial measure that the Company’s management uses as an important metric in evaluating the performance of the Company’s business. The table above presents a reconciliation of the Company’s GAAP results, as reported (both net income (loss) attributable to OM Group, Inc. and income (loss) from continuing operations attributable to OM Group, Inc.), to its non-GAAP results after adjusting for the special items shown. The Company believes that the non-GAAP financial measure presented in the table above facilitates a comparative assessment of the Company’s operating performance and will enhance investors’ understanding of the performance of the Company’s operations during 2010 and of the comparability of the 2010 results to the results of the relevant prior period. Such non-GAAP financial measures are unique to the Company and may not be employed by other companies. The non-GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.